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                                   EXHIBIT 2.2

                         LIST OF SCHEDULES AND EXHIBITS
                              TO LICENSE AGREEMENT


NUMBER               DESCRIPTION
- ------               -----------

Schedule 2.1(a)      NDAs

Schedule 5.4         Intellectual Property

Exhibit A            Bill of Sale

Exhibit B            Trademark Assignment

Exhibit C            Copyright Assignment

Exhibit D            Adverse Drug Experience Reporting Procedures

Exhibit E            Submission of Labeling and Promotional Materials Procedures

Exhibit F            Medical Inquires Procedures

Exhibit G            Product Complaint Procedures